Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-42133, Post-Effective Amendment No. 1 to the Registration No. 333-42133, and Post-Effective Amendment to the Registration No. 333-42133 on Form S-8 of our report dated June 28, 2010, with respect to the financial statements and schedule of the Ingersoll-Rand Company Employee Savings Plan for Bargained Employees included in this Annual Report on Form 11-K as of and for the year ended December 31, 2009.

/s/ Dixon Hughes PLLC

Charlotte, North Carolina

June 28, 2010

6525 Morrison Boulevard, Suite 516 Charlotte, NC 28211-3577 Ph. 704.367.7020 Fx. 704.367.7760 www.dixon-hughes.com